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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 11, 2000


                                 Onvia.com, Inc.
             (Exact name of registrant as specified in its charter)

                                    000-29609
                            (Commission File Number)

       Delaware                             91-1859172
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation)


                               1260 Mercer Street
                                Seattle, WA 98109
             (Address of principal executive offices, with zip code)

                                 (206) 282-5170
              (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets

     (a) On July 11, 2000, Onvia.com, Inc., a Delaware corporation (the "Company"), acquired Zanova Inc., a Delaware corporation ("Target"), by the
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statutory merger (the "Merger") of Zanova Acquisition Corporation, a Delaware
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corporation and wholly-owned subsidiary of the Company ("Company Sub"), with and
                                                         -----------
into the Target. The Merger was accomplished pursuant to an Agreement and Plan of Reorganization, dated as of June 9, 2000, among the Company, Target and Company Sub, and a related Certificate of Merger (collectively, "Merger
                                                                 ------
Agreements"). The Merger occurred following the approval of the Merger
----------
Agreements by the stockholders of the Target pursuant to a stockholders meeting held on July 5, 2000 and satisfaction of certain other closing conditions. Pursuant to the Merger, each outstanding share of Target Common Stock was converted into approximately 0.211132 shares of the Company's Common Stock and the Company became the owner of 100% of the issued and outstanding shares of Target Common Stock.

          A total of approximately 2,470,520 shares of the Company's Common Stock are being issued to former Target stockholders in exchange for the acquisition by the Company of all outstanding Target Common Stock, 74,506 shares of which are being simultaneously transferred by the former Target stockholders to William Blair & Company in exchange for investment banking services provided in connection with the Merger. Additionally, the Company will convert options to purchase shares of Target Common Stock into options to purchase approximately 209,435 shares of the Company's Common Stock, and warrants to purchase shares of Target Common Stock into warrants to purchase approximately 71,784 shares of the Company's Common Stock. The Company will file a registration statement on Form S-8 with the Securities and Exchange Commission by or promptly after August 29, 2000 to permit the resale of the shares underlying the options assumed by the Company in connection with the Merger.

          Under the terms of the Merger Agreements, a total of approximately 247,057 shares of the Company's Common Stock will be held in escrow for the purpose of indemnifying the Company against certain liabilities of Target. Such escrow will expire on July 11, 2001. In addition, former Target stockholders have been granted certain registration rights with respect to the shares of Company Common Stock received in the Merger.

          The Merger will be accounted for as a purchase transaction. The number of shares of the Company's Common Stock to be issued to the stockholders of Target was determined by arms-length negotiations among the parties.

Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.
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          It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than September 24, 2000.
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     (b)  Pro Forma Financial Information.
          -------------------------------

          It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than September 24, 2000.

     (c)  Exhibits.

          99.1 Agreement and Plan of Merger dated June 9, 2000 among the Company, Target and Company Sub.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Onvia.com, Inc.



Date: July 26, 2000                By:/s/ Mark T. Calvert
                                      ------------------------------------------
                                      Mark T. Calvert
                                      Vice President and Chief Financial Officer
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                               INDEX TO EXHIBITS

          Exhibit
          Number         Description
          ------         -----------

           99.1 Agreement and Plan of Merger dated June 9, 2000 among the Company, Target and Company Sub.